Exhibit 3.1(i)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BELO CORP.

The present name of the corporation is Belo Corp. The corporation was incorporated under the name “A. H. Belo Corporation” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 2, 1987. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE ONE

The name of the corporation is Belo Corp.

ARTICLE TWO

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

SECTION 1. Authorized Shares.

The aggregate number of shares of stock that the corporation shall have the authority to issue is four hundred fifty-five million (455,000,000) shares, of which five million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share, and four hundred fifty million (450,000,000) shares shall be Common Stock (the “Common Stock”), par value $0.01 per share.

The Common Stock may be issued as a single class, without series, or if so determined from time to time by the Board of Directors, either in whole or in part in two or more series. Unless and until a Certificate of Designation is filed and is effective with respect to two or more series, all shares of Common Stock shall be of one class without series and shall be denominated Common Stock. Upon the filing with the Secretary of State of a Certificate of Designation providing for the issuance of either Series B Stock or Series C Stock, each share of Common

Stock outstanding or held in the treasury immediately prior to such filing shall be converted without any action by the holder thereof into one share of Series A Stock and each certificate representing outstanding shares of Common Stock shall thereafter be deemed to represent a like number of shares of Series A Stock.

If the shares are issued in two or more series, the remaining shares of Common Stock may be issued by the Board of Directors as shares of Series A Common Stock (herein called “Series A Stock”), and/or designated and issued as shares of Series B Common Stock (herein called “Series B Stock”), and/or as shares of Series C Common Stock (herein called “Series C Stock”). After completion of the initial distribution of Series B Stock, the corporation shall not issue any additional shares of Series B Stock if such issuance would result in the Series A Stock being excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national stock exchanges and also being excluded from quotation on the NASDAQ (as defined herein) or any other national quotation system then in use. Subject to the foregoing, the Board of Directors shall have the authority to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any series prior to or after the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Common Stock.

The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the shares of Preferred Stock and Common Stock or any series of any class of stock of the corporation, and of the authority expressly granted hereby to the Board of Directors of the corporation to fix by resolution or resolutions any of such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

The corporation has created a series of Common Stock designated as “Series B Common Stock.” The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Series B Common Stock, are set forth in Appendix A hereto and are incorporated by reference.

SECTION 2. Common Stock—Series A, Series B, and Series C.

A. Powers, Preferences, and Rights

The Board of Directors shall have the authority to fix or to alter the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of the Series B Stock or Series C Stock; provided that in no such case shall the powers, preferences, and rights of the Series B Stock or Series C Stock be greater than those provided for herein; and provided further that in no such case shall the voting rights of the Series B Stock or the Series C Stock be other than as provided for herein or in the resolution or resolutions of the Board of Directors providing for the issuance of the Series B Stock or the Series C Stock. The Board of Directors may make changes in the rights, powers, and preferences of the Series B Stock and the Series C Stock, provided that in no such case may the rights, powers, and preferences of any such series be greater than those described herein. Except as otherwise required by law or expressly provided for in or pursuant to the authority provided in this Certificate of Incorporation or any resolution or resolutions providing for the issuance of Series B Stock or Series C Stock, the rights, powers, and preferences of the Series A Stock, the Series B Stock, and the Series C Stock and the qualifications, limitations, or restrictions thereof, shall be in all respects identical.

B. Voting Rights

1. If there shall be only one series of Common Stock outstanding, each share of Common Stock shall entitle the holder thereof to one (1) vote.

2. If two or more series of Common Stock are issued and outstanding, each share of Series A Stock shall entitle the holder thereof to one (1) vote, each share of Series B Stock shall entitle the holder thereof to not less than one (1) vote nor more than ten (10) votes, and each share of Series C Stock shall entitle the holder thereof to not less than one-tenth (1/10) of a vote nor more than one (1) vote, on all matters submitted to a vote of stockholders. Such voting rights shall be set forth in a Certificate of Designation to be filed with respect to such series. Except as set forth herein or in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, all actions submitted to a vote of stockholders shall be voted on by the holders of Series A Stock, Series B Stock, and Series C Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

3. If two or more series of Common Stock are issued and outstanding, the holders of shares of Series A Stock, Series B Stock, and Series C Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely, and (ii) such other matters as require class votes under the Delaware General Corporation Law.

4. Except as otherwise provided by law or pursuant to this Article Four or by resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of the Series A Stock, Series B Stock, and Series C Stock shall have sole voting power for all purposes, each holder of the Series A Stock, Series B Stock, and Series C Stock being entitled to vote as provided in this paragraph B of Section 2 and in the resolution or resolutions of the Board of Directors providing for the issuance of the Series B Stock or the Series C Stock.

C. Dividends

1. If no shares of a particular series of Common Stock are outstanding, the Board of Directors may declare and distribute a stock dividend payable in shares of that series to the holders of any other class or series of stock then outstanding.

2. If and when dividends on the Series A Stock, Series B Stock, or Series C Stock are declared payable from time to time by the Board of Directors as provided in this subparagraph C.2, whether payable in cash, in property, or in shares of stock of the corporation, the holders of Series A Stock, the holders of Series B Stock, and the holders of Series C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Notwithstanding the above, dividends declared and payable in cash on shares of (i) Series A Stock may be greater than dividends declared and payable in cash on shares of Series B Stock or on shares of Series C Stock, (ii) Series C Stock may be greater than dividends declared and payable in cash on shares of Series A Stock or on shares of Series B Stock, and (iii) Series B Stock may be greater than dividends declared and payable in cash on shares of Series C Stock. Except for dividends permitted by subparagraph C.1, if dividends are declared that are payable in shares of Series A Stock, Series B Stock, or Series C Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock shall be payable only to holders of Series B Stock, and the dividends payable in shares of Series C Stock shall be payable only to holders of Series C Stock. If the corporation shall in any manner split, divide, or combine the outstanding shares of Series A Stock, Series B Stock, or Series C Stock, the outstanding shares of the other such series of Common Stock shall be proportionally split, divided, or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock, or Series C Stock, as the case may be, that have been split, divided, or combined.

3. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock, or the Series C Stock as to dividends, the holders of the Series A Stock, the Series B Stock, and the Series C Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

D. Conversion of Series B Stock by Holder

1. The holder of each share of Series B Stock shall have the right at any time, or from time to time, at such holder’s option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

2. In order to exercise the conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of Series B Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series B Stock shall be deemed to have been effected on the date (the “conversion date”) on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

3. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of paragraph F of this Section 2, in case any certificate for shares of Series B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series B Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

4. Upon any conversion of shares of Series B Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

5. In case of any consolidation or merger of the corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the corporation as an entirety, a holder of a share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such consolidation, merger, sale, or conveyance by a holder of one share of

Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph D.5 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

6. Shares of the Series B Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series B Stock.

7. Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Stock and of shares of Series B Stock issuable upon exercise of options.

E. Termination of Series B or Series C Stock

1. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

a. if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other national quotation system then in use; or

b. at the option of the corporation:

(i) at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

(ii) if the Board of Directors, in its sole discretion, elects to effect a conversion (X) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series B Stock.

2. All outstanding shares of Series C Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

a. if, as a result of the existence of the Series C Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other national quotation system then in use; or

b. at the option of the corporation:

(i) at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series C Stock approve the conversion of all of the Series C Stock into Series A Stock; or

(ii) if the Board of Directors, in its sole discretion, elects to effect a conversion (X) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series C Stock.

3. Upon any automatic conversion of Series B Stock or Series C Stock pursuant to this paragraph E, each certificate representing outstanding shares of Series B Stock or Series C Stock, as the case may be, shall thereafter be deemed to represent a like number of shares of Series A Stock or Common Stock, as the case may be.

F. Limitations on Transfer of Series B Stock

1. No record or beneficial owner of shares of Series B Stock may transfer, and the corporation shall not register the transfer of, such shares of Series B Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a “Permitted Transferee” as provided herein.

a. In the case of a holder of record of the Series B Stock (the “Series B Holder”) who is a natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

(i) The spouse of such Series B Holder, any lineal descendant of a great-grandparent of such Series B Holder, or any spouse of such lineal descendent (herein collectively referred to as “such Series B Holder’s Family Members”);

(ii) The trustee or trustees of a trust (including a voting trust) for the sole benefit of such Series B Holder and/or one or more of such Series B Holder’s Family Members, except that such trust may also grant a general or special power of appointment to one or more of such Series B Holder’s Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the Trust or the estates of one or more of such Series B Holder’s Family Members payable by reason of the death of any of such Family Members; provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (ii), all shares of Series B Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the corporation or any person, be converted into Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iii) A corporation wholly owned by such Series B Holder and/or such Series B Holder’s Family Members or a partnership in which all of the partners are, and all of the partnership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members or a limited liability company in which all of the members are, and all of the membership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members, provided that if by reason of any change in the ownership of such stock, partners or partnership interests or members or membership interests, such corporation, partnership or limited liability company would no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such corporation, partnership or limited liability company shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iv) An organization established by the Series B Holder or such Series B Holder’s Family Members, contributions to which are deductible for federal income, estate, or gift tax purposes (a “Charitable Organization”) and a majority of whose governing board at all times consists of the Series B Holder and/or one or more of the Permitted Transferees of such Series B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock; and

(v) The executor, administrator, or personal representative of the estate of a deceased Series B Holder or the guardian or conservator of a Series B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

b. In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust other than a trust described in subparagraph F.1.c below, Permitted Transferees shall include only the following:

(i) any successor trustee of such trust who is described in subparagraph F.1.b.(ii) below, or who is not and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) hereof); and

(ii) the person who established such trust and any Permitted Transferee of such person, determined in accordance with paragraph (a) above.

c. In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust that was irrevocable on the Record Date (a “Transferor Trust”), Permitted Transferees shall include only the following:

(i) any successor trustee of such Transferor Trust who is described in subparagraph F.1.c.(ii) or (iii) below, or who is not, and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2)hereof);

(ii) any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, and any Permitted Transferee of such person, determined pursuant to paragraph (a) above; and

(iii) any Family Member of the person who established such Transferor Trust.

d. In the case of a record (but not beneficial) owner of the Series B Stock as a nominee for the person who was the beneficial owner thereof on the Record Date (as defined below), Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

e. In the case of a Series B Holder that is a partnership and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only:

(i) any partner of such partnership who was also a partner of such partnership on the Record Date;

(ii) any person transferring shares of Series B Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such partnership); and

(iii) any Permitted Transferee of such person referred to in subparagraph F.1.e(i) or F.1.e(ii) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph F.1.e).

For purposes of subparagraph F.1.e, a limited liability company shall be treated as a partnership, and the persons holding membership interests therein shall be treated as partners.

f. In the case of a Series B Holder that is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

(i) any stockholder of such corporation on the Record Date who receives shares of Series B Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

(ii) any person transferring shares of Series B Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such corporation);

(iii) Any Permitted Transferee of such stockholder or person referred to in subparagraph F.1.f(i) or (ii) above (not in excess of the number of shares that such stockholder or person is entitled to receive pursuant to this subparagraph F.1.f); and

(iv) the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series B Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share-basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

For purposes of subparagraph F.1.f, a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as stockholders.

g. In the case of a Series B Holder who is the executor or administrator of the estate of a deceased Series B Holder or guardian or conservator of the estate of a disabled or incompetent Series B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, or incompetent Series B Holder.

2. Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder’s shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph F. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

3. For purposes of this paragraph F:

a. The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

b. Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

c. A minor for whom shares of Series B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

d. Unless otherwise specified, the term “person” means both natural persons and legal entities; and

e. The “Record Date” is the date for determining the persons to whom the Series B Stock is initially distributed by the corporation as a dividend on the Common Stock.

4. Any purported transfer of shares of Series B Stock not permitted hereunder shall result in the conversion of the transferee’s shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the corporation; provided, however, that if the corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other disposition as determined in good faith by the Board of Directors or its appointed agent. The corporation may, as a condition to the transfer or the registration of transfer of shares of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series B Stock are presented for transfer, the transfer shall be presumed by the corporation to be a transfer to a person other than a Permitted Transferee.

G. Registration of Series B Stock

1. Shares of Series B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in “street” or “nominee” names; provided, however, certificates representing shares of Series B Stock issued as a stock dividend on the corporation’s then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series B Stock were issued. For the purposes of paragraphs F and G of this Section 2, the term “beneficial owner(s)” of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition of such shares and “beneficially owned” shares shall refer to shares owned by such a beneficial owner.

2. The corporation shall note on the certificates representing the shares of Series B Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs F and G of this Section 2.

H. Priority of Preferred Stock

The Series A Stock, Series B Stock, and Series C Stock are subject to all the powers, rights, privileges, preferences, and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, pursuant to authority expressly granted to and vested in it by the provisions of this Article Four.

I. Liquidation, Dissolution, or Winding Up

In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock, and the Series C Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Series A Stock, the Series B Stock, and the Series C Stock and the holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock, and the Series C Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the corporation according to their respective interests.

SECTION 3. Preferred Stock.

The Board of Directors of the corporation is hereby expressly vested with authority to issue 5,000,000 shares of Preferred Stock, par value $0.01 per share, in series, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)	The number of shares constituting that series and the distinctive designation of that series;

(b)	The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h)	Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series.

SECTION 4. General.

The Board of Directors may in its discretion issue from time to time authorized but unissued shares for such consideration as it may determine, and holders of Common Stock and Preferred Stock shall have no preemptive rights, as such holders, to purchase any shares or securities of any class, including treasury shares, which may at any time be issued or sold or offered for sale by the corporation.

Cumulative voting of shares of stock of the corporation, whether Common Stock or Preferred Stock, is hereby prohibited.

The corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other person, whether or not the corporation shall have notice thereof.

ARTICLE FIVE

[RESERVED]

ARTICLE SIX

The number of directors constituting the initial Board of Directors is fourteen (14); however, hereafter the Bylaws of the corporation shall fix the number from time to time.

ARTICLE SEVEN

The corporation is to have perpetual existence.

ARTICLE EIGHT

The Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute, the Bylaws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.

ARTICLE NINE

The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the corporation’s Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Nine.

ARTICLE TEN

The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon officers, directors, and stockholders herein are granted subject to this reservation.

ARTICLE ELEVEN

Except as otherwise provided in this Certificate of Incorporation, for purposes of Sections 251, 253, 271, 275, and 311 of the Delaware General Corporation Law (or any successor provisions of Delaware law), where applicable the affirmative vote of the holders of at least two-thirds, rather than a majority, of the voting power of all of the outstanding shares of stock entitled to vote in accordance therewith shall be required. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of voting stock required by law, this Certificate of Incorporation or any Certificate of Designation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Eleven.

ARTICLE TWELVE

The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Twelve.

Section A.

(1) Except as otherwise expressly provided in Section B of this Article Twelve:

(i) any merger or combination of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

(iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (hereinafter in this Article Twelve referred to as the “Voting Stock”), voting together as a single class (it being understood that, for purposes of this Article Twelve, each share of stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Incorporation or any designation of the rights, powers and preferences of any class or series of stock made pursuant to Article Four (a “Certificate of Designation”). Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Certificate of Designation.

(2) The term “Business Combination” as used in this Article Twelve shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph A(1).

Section B. The provisions of Section A of this Article Twelve shall not be limited to any particular Business Combination, and a Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, any Preferred Stock Designation, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation solely in their respective capacities as stockholders of the corporation, the condition specified in the following paragraph B(1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs B(1) and B(2) are met:

(1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director; or

(2) All of the following conditions shall have been met:

(i) the consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”). If within such two-year period the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Stockholder within such two-year period.

(ii) the aggregate amount of the cash and the Fair Market Value, as of the date (the “Consummation Date”) of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2)(ii) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or in the transaction in which it became an Interested Stockholder, whichever is higher; plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of a major bank with offices located in the City of Dallas, Texas as may be selected by the Continuing Directors from time to time in effect in the City of Dallas, Texas, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in form other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

(b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

(c) (if applicable) the price per share equal to the Fair Market Value per share of the Common Stock determined pursuant to paragraph B(2)(ii)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock; or

(d) an amount per share determined by multiplying the earnings per share of Common Stock for the four full consecutive fiscal quarters of the corporation immediately preceding the Consummation Date of such Business Combination by the then price/earnings multiple (if any) of such Interested Stockholder as customarily computed and reported in the financial community; provided, that for the purposes of this paragraph B(2)(ii)(d), if more than one person constitutes the Interested Stockholder involved in the Business Combination, the price/earnings multiple (if any) of the person having the highest price/earnings multiple shall be used for the computation in this paragraph B(2)(ii)(d).

(iii) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2)(iii) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of a major bank with offices located in the City of Dallas, Texas as may be selected by the Continuing Directors from time to time in effect in the City of Dallas, Texas, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in form other than cash, on each share of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Voting Stock; or

(b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

(c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

(d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph B(2)(ii)(c) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

(iv) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any, (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section C. For the purposes of this Article Twelve:

(1) A “person” shall mean any individual, firm, corporation, or other entity.

(2) “Interested Stockholder” shall mean any person (other than the corporation or any Subsidiary and other than any one or a group or more than one Continuing Director) who or which:

(i) is the beneficial owner, directly or indirectly, of more than ten per cent of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten per cent or more of the voting power of the then-outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph C(2) immediately above, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(3) below, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(3) A person shall be a “beneficial owner” of any Voting Stock which:

(i) such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(4) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 22, 1984.

(5) “Subsidiary” means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C(2) the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the corporation.

(6) “Continuing Director” means any member of the Board of Directors of the corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

(7) “Fair Market Value” means: (i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.

(8) In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs B(2)(ii) and B(2)(iii) of this Article Twelve shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section D. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this Section D specified to be made by the Board) shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Twelve, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or an Associate of another, (4) whether the applicable conditions set forth in paragraph B(2) have been met with respect to any Business Combination, and (5) whether the assets which are the subject of any Business Combination referred to in paragraph A(1)(ii) have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination referred to in paragraph A(1)(iii) has, an aggregate Fair Market Value of $25,000,000 or more.

Section E. Nothing contained in this Article Twelve shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article Twelve.

ARTICLE THIRTEEN

Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. Elections of directors need not be by written ballot.

ARTICLE FOURTEEN

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE FIFTEEN

No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provisions of this Article Fifteen by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, Belo Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 9th day of May, 2012.

BELO CORP.

By:	/s/ Guy H. Kerr
Guy H. Kerr Executive Vice President/Law and Government and Secretary

APPENDIX A

DESIGNATION OF SERIES B COMMON STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as the “Series B Common Stock” (the “Series B Stock”) and the number of shares constituting such series shall be fifteen million (15,000,000), which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be increased above the number of shares of Series B Stock permitted pursuant to the provisions of Article Four, Section 1 of the Certificate of Incorporation, or decreased below the number of shares of Series B Stock then outstanding.

Section 2. Voting Rights. Each share of Series B Stock shall entitle the holder thereof to ten (10) votes on all matters submitted to a vote of stockholders. Except as set forth herein and in the Certificate of Incorporation, all actions submitted to a vote of stockholders shall be voted on by the holders of Series A Common Stock (the “Series A Stock”), and Series B Stock (as well as the holders of any other series of Common Stock and any series of Preferred Stock, if any, entitled to vote thereon), voting together as a single class. The holders of shares of Series B Stock shall be entitled to vote separately as a class with respect to (i) amendments to the Certificate of Incorporation that alter or change the powers, preferences, or special rights of the Series B Stock so as to affect them adversely, and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware.

Section 3. Dividends. If and when dividends on the Series A Stock, Series B Stock or Series C Common Stock (if any) are declared payable from time to time by the Board of Directors as provided in Article Four, Section 2, subparagraph C.2 of the Certificate of Incorporation, whether payable in cash, in property, or in shares of stock of the corporation, the holders of Series A Stock, the holders of Series B Stock, and the holders of Series C Common Stock (if any) shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Notwithstanding the above, dividends declared and payable in cash on shares of (i) Series A Stock may be greater than dividends declared and payable in cash on shares of Series B Stock or on shares of Series C Common Stock (if any), (ii) Series C Common Stock (if any) may be greater than dividends declared and payable in cash on shares of Series A Stock or on shares of Series B Stock, and (iii) Series B Stock may be greater than dividends declared and payable in cash on shares of Series C Common Stock (if any). Except for dividends permitted by Article Four, Section 2, subparagraph C.1 of the Certificate of Incorporation, if dividends are declared that are payable in shares of Series A Stock, Series B Stock, or Series C Common Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock shall be payable only to holders of Series B Stock, and the dividends payable in shares of Series C Common Stock (if any) shall be payable only to holders of Series C Common Stock (if any). If the corporation shall in any manner split, divide, or combine the outstanding shares of Series A Stock, Series B Stock, or Series C Common Stock (if any), the outstanding shares of the other such series of Common Stock shall be proportionally split, divided, or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock, or Series C Common Stock (if any), as the case may be, that have been split, divided, or combined.

Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock, or the Series C Common Stock (if any) as to dividends, the holders of the Series A Stock, the Series B Stock and the Series C Common Stock (if any) shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

Section 4. Conversion of Series B Stock by Holder.

A. The holder of each share of Series B Stock shall have the right at any time, or from time to time, at such holder’s option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

B. In order to exercise the conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of Series B Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series B Stock shall be deemed to have been effected on the date (the “conversion date”) on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

C. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of Section 6 below, in case any certificate for shares of Series B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series B Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder of any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

D. Upon any conversion of shares of Series B Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made, only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

E. In case of any consolidation or merger of the corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the corporation as an entirety, a holder of a share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such consolidation, merger, sale, or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this paragraph 4.E shall similarly apply to successive consolidations, mergers, sales, or conveyances.

F. Shares of the Series B Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series B Stock.

G. Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Stock and of shares of Series B Stock issuable upon exercise of options.

Section 5. Termination of Series B Stock.

A. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

(a) if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other national quotation system then in use; or

(b) at the option of the corporation:

(i)	at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

(ii)	if the Board of Directors, in its sole discretion, elects to effect a conversion (X) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series B Stock.

B. Upon any automatic conversion of Series B Stock pursuant to this Section 5, each certificate representing outstanding shares of Series B Stock shall thereafter be deemed to represent a like number of shares of Series A Stock.

Section 6. Limitations on Transfer of Series B Stock.

A. No record or beneficial owner of shares of Series B Stock may transfer, and the corporation shall not register the transfer of, such shares of Series B Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a “Permitted Transferee” as provided herein.

(a) In the case of a holder of record of the Series B Stock (the “Series B Holder”) who natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

(i)	The spouse of such Series B Holder, any lineal descendant of a great-grandparent of such Series B Holder, or any spouse of such lineal descendant (herein collectively referred to as “such Series B Holder’s Family Members”);

(ii)

The trustee or trustees of a trust (including a voting trust) for the sole benefit of such Series B Holder and/or one or more of such Series B Holder’s Family Members, except that such trust may also grant a general or special power of appointment to one or more of such Series B Holder’s Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the Trust or the estates of one or more of such Series B Holder’s Family Members payable by reason of the death of any of such Family Members; provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (ii), all shares of Series B Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into Series A Stock on a share-

for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iii)	A corporation wholly owned by such Series B Holder and/or such Series B Holder’s Family Members or a partnership in which all of the partners are, and all of the partnership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members or a limited liability company in which all of the members are, and all of the membership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members, provided that if by reason of any change in the ownership of such stock or partners or partnership interests or members or membership interests, such corporation or partnership or limited liability company would no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such corporation or partnership or limited liability company shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iv)	An organization established by the Series B Holder or such Series B Holder’s Family Members, contributions to which are deductible for federal income, estate, or gift tax purposes (a “Charitable Organization”) and a majority of whose governing board at all times consists of the Series B Holder and/or one or more of the Permitted Transferees of such Series B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock; and

(v)	The executor, administrator, or personal representative of the estate of a deceased Series B Holder or the guardian or conservator of a Series B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

(b) In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust other than a trust described in subparagraph (c) below, permitted Transferees shall include only the following:

(i)	any successor trustee of such trust who is described in subparagraph (b)(ii) below, or who is not and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) of the Certificate of Incorporation); and

(ii)	the person who established such trust and any Permitted Transferee of such person, determined in accordance with paragraph (a) above.

(c) In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust that was irrevocable on the Record Date (a “Transferor Trust”), Permitted Transferees shall include only the following:

(i)	any successor trustee of such Transferor Trust who is described in subparagraph (c)(ii) or (iii) below, or who is not, and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) of the Certificate of Incorporation);

(ii)	any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, and any Permitted Transferee of such person, determined pursuant to paragraph (a) above; and

(iii)	any Family Member of the person who established such Transferor Trust.

(d) In the case of a record (but not beneficial) owner of the Series B Stock as nominee for the person who was the beneficial owner thereof on the Record Date (as defined below), Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

(e) In the case of a Series B Holder that is a partnership and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only:

(i)	any partner of such partnership who was also a partner of such partnership on the Record Date;

(ii)	any person transferring shares of Series B Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such partnership); and

(iii)	any Permitted Transferee of such person referred to in subparagraph (e)(i) or (e)(ii) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph (e)).

For purposes of this subparagraph (e), a limited liability company shall be treated as a partnership, and the persons holding membership interests therein shall be treated as partners.

(f) In the case of a Series B Holder that is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

(i)	any stockholder of such corporation on the Record Date who receives shares of Series B Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

(ii)	any person transferring shares of Series B Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such corporation);

(iii)	any Permitted Transferee of such stockholder or person referred to in subparagraph (f)(i) or (ii) above (not in excess of the number of shares that such stockholder or person is entitled to receive pursuant to this subparagraph (f)); and

(iv)	the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series B Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

For purposes of this subparagraph (f), a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as stockholders.

(g) In the case of a Series B Holder who is the executor or administrator of the estate of a deceased Series B Holder or guardian or conservator of the estate of a disabled or incompetent Series B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, or incompetent Series B Holder.

B. Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder’s shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

C. For purposes of this Section 6:

(a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

(b) Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

(c) A minor for whom shares of Series B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

(d) Unless otherwise specified, the term “person” means both natural persons and legal entities; and

(e) The “Record Date” is the date for determining the persons to whom the Series B Stock is initially distributed by the corporation as a dividend on the Common Stock.

D. Any purported transfer of shares of Series B Stock not permitted hereunder shall result in the conversion of the transferee’s shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the corporation; provided, however, that if the corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other disposition as determined in good faith by the Board of Directors or its appointed agent. The corporation may, as a condition to the transfer or the registration of transfer of shares of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series B Stock are presented for transfer, the transfer shall be presumed by the corporation to be a transfer to a person other than a Permitted Transferee.

Section 7. Registration of Series B Stock.

A. Shares of Series B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in “street” or “nominee” names; provided, however, certificates representing shares of Series B Stock issued as a stock dividend on the corporation’s then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series B Stock were issued. For the purposes of Sections 6 and 7 hereof, the term “beneficial owner(s)” of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and “beneficially owned” shares shall refer to shares owned by such a beneficial owner.

B. The corporation shall note on the certificates representing the shares of Series B Stock that there are restrictions on transfer and registration of transfer imposed by Sections 6 and 7 hereof.

Section 8. Priority of Preferred Stock. The Series B Stock is subject to all the powers, rights, privileges, preferences, and priorities of the Preferred Stock as may be stated in the Certificate of Incorporation and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, pursuant to authority expressly granted to and vested in it by the provisions of Article Four of the Certificate of Incorporation.

Section 9. Liquidation, Dissolution, or Winding Up. In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) in the distribution of assets shall be entitled upon liquidation, the holders of the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) and the holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the corporation according to their respective interests.